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                                                         Exhibit 3.1.2
                                                         FEDERAL IDENTIFICATION
                                                         NO.   04-2746201
                                                            -------------------


                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


We,       Joseph W. Alsop                                          , President
    ---------------------------------------------------------------

and       James D. Freedman                                  , Assistant Clerk
    ---------------------------------------------------------

of        Progress Software Corporation
   ----------------------------------------------------------------------------,
                           (Exact name of corporation)

located at        14 Oak Park, Bedford, Massachusetts 01730                    .
           --------------------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                        3
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          (Number those articles 1 ,2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on April 25, 1997, by vote of:

9,091,013 shares of       Common Stock      of 12,397,249 shares outstanding,
---------         --------------------------   ----------
                  (type, class & series if any)

          shares of                         of          shares outstanding, and
---------         --------------------------   ----------

          shares of                         of           shares outstanding,
---------         --------------------------   ----------
                 (type, class & series if any)

1** being at least a majority of each type, class or series outstanding and entitled to vote thereon:



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To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

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   WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS
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 TYPE         NUMBER OF SHARES        TYPE         NUMBER OF SHARES   PAR VALUE
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Common:                              Common:          20,000,000         $.01
--------------------------------------------------------------------------------
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Preferred:                          Preferred:         1,000,000         $.01
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Change the total authorized to:

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   WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS
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 TYPE         NUMBER OF SHARES        TYPE         NUMBER OF SHARES   PAR VALUE
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Common:                              Common:          50,000,000         $.01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Preferred:                          Preferred:         1,000,000         $.01
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The foregoing amendments(s) will become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: _______________

SIGNED UNDER THE PENALTIES OF PERJURY, this 17th day of November, 1997,



                                             /s/ JOSEPH W. ALSOP
                                             ----------------------------------
                                             Joseph W. Alsop
                                             President

                                             /s/ JAMES D. FREEDMAN
                                             ----------------------------------
                                             James D. Freedman
                                             Assistant Clerk